Exhibit 99.2
11 September 2023 Third Quarter 2023 Financial Results & Business Update Exhibit 99.2

© 2023 FuelCell Energy 2 This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of . The forward-looking statements include, without limitation, statements with respect to the anticipated financial results and statements regarding the plans and expectations regarding the continuing development, commercialization and financing of its current and future fuel cell technologies, the expected timing of completion of the ongoing projects, the business plans and strategies, the capacity expansion and the markets in which the Company expects to operate. Projected and estimated numbers contained herein are not forecasts and may not reflect actual results. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation: general risks associated with product development and manufacturing; general economic conditions; changes in interest rates, which may impact project financing; supply chain disruptions; changes in the utility regulatory environment; changes in the utility industry and the markets for distributed generation, distributed hydrogen, and fuel cell power plants configured for carbon capture or carbon separation; potential volatility of commodity prices that may adversely affect our projects; availability of government subsidies and economic incentives for alternative energy technologies; our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations and the listing rules of The Nasdaq Stock Market; rapid technological change; competition; the risk that our bid awards will not convert to contracts or that our contracts will not convert to revenue; market acceptance of our products; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; factors affecting our liquidity position and financial condition; limitations on our ability to raise capital in the equity markets due to the limited number of shares of common stock currently available for issuance; government appropriations; the ability of the government and third parties to terminate their development contracts at any time; the ability of the government to exercise - rights with respect to certain of our patents; our ability to successfully market and sell our products internationally; our ability to develop new products to achieve our long-term revenue targets; our ability to implement our strategy; our ability to reduce our levelized cost of energy and deliver on our cost reduction strategy generally; our ability to protect our intellectual property; litigation and other proceedings; the risk that commercialization of our new products will not occur when anticipated or, if it does, that we will not have adequate capacity to satisfy demand; our need for and the availability of additional financing; our ability to generate positive cash flow from operations; our ability to service our long-term debt; our ability to increase the output and longevity of our platforms and to meet the performance requirements of our contracts; our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies; and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to our capital budgets and investment plans, impacts to our project schedules, impacts to our ability to service existing projects, and impacts on the demand for our products, as well as other risks set forth in the filings with the Securities and Exchange Commission including the Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2023. The forward-looking statements contained herein speak only as of the date of this presentation. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the expectations or any change in events, conditions or circumstances on which any such statement is based. The Company refers to non-GAAP financial measures in this presentation. The Company believes that this information is useful to understanding its operating results and assessing performance and highlighting trends on an overall basis. Please refer to the earnings release and the appendix to this presentation for further disclosure and reconciliation of non-GAAP financial measures. (As used herein, the term refers to generally accepted accounting principles in the U.S.) The information set forth in this presentation is qualified by reference to, and should be read in conjunction with, our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, filed with the SEC on December 20, 2022, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, filed with the SEC on September 11, 2023, and our earnings release for the third quarter of fiscal year 2023, filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 11, 2023. Safe Harbor Statement

© 2023 FuelCell Energy 3 FuelCell Energy Snapshot What We Do A global leader in electrochemical technology 1,2 Enable a world empowered by clean energy Who We Are >500 1969 95 3 Employees Platforms in Commercial Operation 3 Founded Continents Listing: FCEL NASDAQ HQ Danbury, Connecticut 1 Patents are for FuelCell Energy, Inc., and our subsidiary Versa Power Systems, Inc. 2 As of October 31, 2022. 3 Note that certain sites have multiple platforms. As an example, our 14.9 MW Bridgeport project site has five SureSource 3000 platforms.

Key Messages

1 Announced the completion of the Toyota Long Beach project – Producing power, hydrogen and water

- Only awaiting receipt of final fire department and related building permits in order to fully declare commercial operations
- Tri-gen platform delivers hydrogen meeting the stringent purity specifications for mobility applications

2 Driving growth in Korea through new service opportunities

- Executed long-term service agreement with Noeul Green Energy
- Executed MOU with Gyeonggi Green Energy

3 Carbon capture development with ExxonMobil continues towards commercialization

- Extended joint development agreement through March 2024 to allow for the completion of Rotterdam project research, derisking of Gen 2 module, and evaluation of potential commercialization pathways

4 Consistent operational progress

- 16.8 MW Derby, CT projects: 4th calendar quarter of 2023 commercial operation target on track
- Investing in manufacturing scale-up for solid oxide platforms


ZERO

Image: FuelCell Energy's Tri-gen platform located at Toyota's port operation in Long Beach, California

5 Strong balance sheet and disciplined capital allocation

- Total cash and short-term investment position >$410 million on July 31, 2023
- Closed on ~$80 million non-recourse project financing facility with 7-year term loan
- At-the-market equity offerings raised ~$83 million in net proceeds in the third fiscal quarter

FuelCell Energy
© 2023 FuelCell Energy
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© 2023 FuelCell Energy Q3 2023 Financial Performance 5

© 2023 FuelCell Energy 6 41% decrease in total revenue 1 Net loss Net loss per share attributable to common stockholders Adjusted EBITDA 2 $25.5M $(23.6)M $(0.06) $(31.6)M $43.1M $(29.0)M $(0.08) $(20.8)M Q3 Fiscal 2023 Financial Performance (1) Revenue for Q3 2022 included $18M of non-recurring revenue as a result of the settlement with POSCO Energy. Excluding the sale of modules in the prior year quarter, revenues this quarter were up slightly versus the prior year period Q3 2023 Q3 2022 Total cash and short-term investment position (includes restricted cash) $413.9M as of July 31, 2023 3 (3)The $413.9M balance is comprised of $303.7M of Unrestricted Cash, $77.4M of Short-term Investments and $32.7M of Restricted Cash (2) Reconciliation of Adjusted EBITDA to most directly comparable GAAP financial measure is included in the appendix

© 2023 FuelCell Energy Gross Loss and Operating Expenses ($M) Q3 Fiscal 2023 Financial Performance and Backlog $(4.2) $(8.2) $(23.8) $(33.2) 3Q22 3Q23 Q3 2022 Q3 2023 Backlog as of July 31 ($B) Gross Loss Operating Expenses Service Generation Adv. Tech. Product Q1-2023 Total Revenue: $37.1M Revenue Breakdown ($M) Q3 2023 Total Revenue: $25.5M 39% 43% 18% Service Generation Advanced Technologies 7 $9.8 $11.0 $4.7 $0.112 $0.137 $1.103 $0.915 $0.030 $0.012 $0.038 Q3 2022 Q3 2023 $1.063 $1.284

© 2023 FuelCell Energy 8 Cash balance $413.9M1 in total cash, restricted cash and equivalents and short-term investments Project assets2 $289.4M in project assets reflects progress in completing projects in backlog 1 As of 7/31/2023 2 Project assets consist of capitalized costs for fuel cell projects and excludes accumulated depreciation. Net of depreciation, project assets totaled $248.2 million as of 7/31/2023. Maintaining liquidity to fund projects in development and commercialization activities Liquidity Position $149.9 $432.2 $458.1 $303.7 $77.4 $42.2 $28.0 $23.0 $32.7 10/31/20 10/31/21 10/31/22 7/31/23 $460.2 $481.0 Cash and Equivalents & Short-Term Treasury Securities ($M) $99.4 $116.3 $154.7 $211.6 $91.2 $126.8 $107.7 $77.8 10/31/20 10/31/21 10/31/22 7/31/23 $289.4 Project Assets2 ($M) $190.6 $192.1 $243.1 $413.9 $262.4 Short-term Restricted Investments Unrestricted Completed In Development

© 2023 FuelCell Energy Business & Operational Updates 9

© 2023 FuelCell Energy 10 Powerhouse Business Strategy Our Existing Platform to Support Growth for the Future Significant Market Opportunities • Invest • Extend process leadership • Broaden & deepen our human capital • Continue product innovations • Deepen participation in the developing hydrogen economy • Diversify our revenue streams by delivering products and services that support the global energy transition • Optimize the core business • Drive commercial excellence • Expand geographically and by market SCALE INNOVATE GROW We are in a dynamic period of transition, investing across our business with a goal of supporting future long-term, profitable growth

Strengthened Presence in Korea



노을연료전지 발전시설 장기서비스계약 체결
Noeul Green Energy Fuel Cell Plant Long Term Service Agreement
27th July, 2023
NOEUL
FuelCell Energy

Long-term service agreement with Noeul Green Energy (NGE)

- NGE plant – Total output of 20 MW using 8 SureSource 3000 fuel cell platforms
- FuelCell Energy will oversee the operations and maintenance of the power plant over the next 14 years
- ~$73 million total contract value added to backlog in Q3 2023



경기그린에너지
FuelCell Energy
전략적 업무협약(MOU) 체결식
Signing Ceremony for Strategic Partnership
2023.7.21.

Memorandum of understanding with Gyeonggi Green Energy (GGE)

- GGE plant – Total output of 58.8 MW using 21 SureSource 3000 fuel cell platforms
  - Largest fuel cell power platform in the world
- The MOU provides a framework for negotiating the proposed business relationship between the parties, including future module replacement and service, as well as developing new opportunities in Korea

Existing operating platforms in Korea not currently under FuelCell Energy O&M agreements represent over 100 megawatts of additional opportunities

FuelCell Energy
© 2023 FuelCell Energy
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© 2023 FuelCell Energy 12 Derby, CT Project Advancement • Two projects being constructed in Derby, CT total 16.8 MW • Both projects are expected to achieve commercial operations in 4th quarter of calendar 2023 • Utility scale distributed power grid support ExxonMobil (EMTEC) • Focused on commercialization of our carbon capture platform • Ongoing testing continues with current results driving increased confidence in our technology • Joint develop agreement extended through March 2024 to allow for the completion of Rotterdam project research, derisking of Gen 2 module, and evaluation of potential commercialization pathways Advancing Strategic Priorities Solid Oxide Program Advancement • Investing in manufacturing capacity for two solid oxide platforms: power generation and electrolysis • Working to increase annual capacity for solid oxide electrolysis cell manufacturing. • Planning to add an additional 400 MW of solid oxide manufacturing capacity in the United States Decarbonize Power Produce Hydrogen

FuelCell Energy Distributed Hydrogen Solutions

Tri-gen: Power + water + hydrogen

2.8MW Platform

2.3MW Power

1,400 gal/day water

Up to 1,200 kg/day H_2



Image: FuelCell Energy's Tri-gen platform located at Toyota's port operation in Long Beach, California

Electrolysis based on high efficiency solid oxide platform

Modular electrolysis platform

600 kg/day H_2 produced from:

1.1MW Power input, or

1.0MW Power input utilizing external heat



Image: Rendering of FuelCell Energy's Solid Oxide Electrolysis Cell (SOEC)

FuelCell Energy

© 2023 FuelCell Energy

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FuelCell Energy Solid Oxide Advantages

Two platforms available *



250kW Power Generation
62% LHV efficiency, 65% with H_2 fuel
80% combined heat and power efficiency



Electrolysis
600 kg/day H2 from 1.1 MW
Modular, scalable to larger sizes
60% HHV efficiency,
90% plus no heat, 100% with heat input

Based on common cell stack



350 cells
17” height

Thin, lightweight electrode-supported cell configured into compact, lightweight stack

- Thin electrolyte layer minimizes electrolyte materials – very low rare earth material content
- Low-resistance cell structure drives industry leading efficiency
- Low stack materials weight and parts count helps drive lower cost
- No platinum group materials, avoiding supply and cost issues

Integrated packaged products provide complete customer solutions:

- Electrolysis platform with integrated boiler is fed with water, not steam, and produces dried hydrogen
- Power generation platform can operate with natural gas, biogas, hydrogen, or blends

* Initial expected performance

FCE’s differentiated solid oxide technology provides significant advantages in power generation and electrolysis applications compared to low temperature platforms

FuelCell Energy
© 2023 FuelCell Energy
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© 2023 FuelCell Energy 15 Summary Consistent progress on large projects and solid oxide capacity expansion 2 4 Strong balance sheet and disciplined capital allocation 3 Toyota Long Beach Project currently operating; waiting on final permits required to declare COD 1 Gaining traction in the Korean market 5 Carbon capture development with ExxonMobil continues towards commercialization

© 2023 FuelCell Energy 16 Q&A

© 2023 FuelCell Energy 17 Thank You

© 2023 FuelCell Energy Appendix 18

GAAP to Non-GAAP Reconciliation

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss

	Three Months Ended July 31,		Nine Months Ended July 31,	
(Amounts in thousands)	2023	2022	2023	2022
Net loss	$ (23,601)	$ (28,977)	$ (78,598)	$ (105,223)
Depreciation and amortization [(1)]	6,623	5,266	18,659	16,369
Provision for income tax	-	494	581	494
Other expense, net [(2)]	(403)	(204)	(216)	(61)
Gain on the extinguishment of finance obligations and debt, net[(3)]	(15,337)	-	(15,337)	-
Interest income	(3,966)	(932)	(11,064)	(1,025)
Interest expense	1,912	1,622	4,926	4,757
EBITDA	(34,772)	(22,731)	(81,049)	(84,689)
Share-based compensation expense	3,166	1,961	8,997	5,126
Legal fees incurred for a legal settlement [(4)]	-	-	-	24,000
Adjusted EBITDA	$ (31,606)	$ (20,770)	$ (72,052)	$ (55,563)

[1] Includes depreciation and amortization on our Generation portfolio of $5.4 million and $14.9 million for the three and nine months ended July 31, 2023, respectively, and $4.1 million and $11.8 million for the three and nine months ended July 31, 2022, respectively

[2] Other expense, net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of derivatives, and other items incurred periodically, which are not the result of the Company's normal business operations.

[3] The gain on extinguishment of finance obligations and debt, net was $15.3 million for the three and nine months ended July 31, 2023 and represents a one-time gain on the payoff of the PNC finance obligations in conjunction with a new project financing facility entered into in May 2023.

[4] The Company recorded legal fees of $24 million related to a legal settlement during the nine months ended July 31, 2022, which was recorded as an administrative and selling expense.

Financial results are presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA are non-GAAP measures of operations and operating performance by the Company.

These supplemental non-GAAP measures are provided to assist readers in assessing operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing the results of the Company with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to the Company, primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment and project assets. Adjusted EBITDA adjusts EBITDA for stock-based compensation, restructuring charges and other unusual items such as the non-recurring legal expense related to the settlement of the POSCO Energy legal proceedings recorded during the first quarter of fiscal 2022, which are considered either non-cash or non-recurring.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

FuelCell Energy
© 2023 FuelCell Energy
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FuelCell Energy Operating Portfolio and Project Backlog Overview

Generation Operating Portfolio as of July 31, 2023

Project Name	Power Off-Taker	Location	Rated Capacity[1] (MW)	Actual Commercial Operation Date[3]	PPA Term (Years)
Central CT State University ("CCSU")	CCSU (CT University)	New Britain, CT	1.4	Q2 '12	15
Riverside Regional Water Quality Control Plant	City of Riverside (CA Municipality)	Riverside, CA	1.4	Q4 '16	20
Pfizer, Inc.	Pfizer, Inc.	Groton, CT	5.6	Q4 '16	20
Santa Rita Jail	Alameda County, California	Dublin, CA	1.4	Q1 '17	20
Bridgeport Fuel Cell Project	Connecticut Light and Power (CT Utility)	Bridgeport, CT	14.9	Q1 '13	15
Tulare BioMAT	Southern California Edison (CA Utility)	Tulare, CA	2.8	Q1 '20	20
San Bernardino	San Bernardino Municipal Water Dept.	San Bernardino, CA	1.4	Q3 '21	20
LIPA Yaphank Project	PSEG/LIPA, LI NY (Utility)	Long Island, NY	7.4	Q1 '22	18
Groton Project	CMEEC (CT Electric Co-op)	Groton, CT	7.4[2]	Q1 '23	20
Total MW Operating			**43.7**		

Projects in Process as of July 31, 2023

Project Name	Power Off-Taker	Location	Rated Capacity[1] (MW)	PPA Term (Years)
Toyota	Southern California Edison, Toyota	Los Angeles, CA	2.3	20
CT RFP-2	Eversource/United Illuminating (CT Utilities)	Derby, CT	14.0	20
Derby (SCEF)	Eversource/United Illuminating (CT Utilities)	Derby, CT	2.8	20
Trinity College	Trinity College	Hartford, CT	0.3	15
Total MW in Process			**19.4**	

[1] Rated capacity is the platform's design rated output as of the date of initiation of commercial operations except with respect to the Groton Project
[2] The initial operating output is approximately 6.0 MW until a technical improvement plan is fully implemented. Please refer to the Company's 10-Q for additional information with respect to this project, the technical improvement plan and future expectations.
[3] Quarters for Actual Commercial Operation Date refer to FuelCell Energy fiscal quarters

FuelCell Energy

© 2023 FuelCell Energy

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